Exhibit (p)(3)

                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

                        GE ASSET MANAGEMENT INCORPORATED
                          GE ASSET MANAGEMENT LIMITED
                        GE INVESTMENT DISTRIBUTORS, INC.
                                    GE FUNDS
                             GE INSTITUTIONAL FUNDS
                           GE INVESTMENTS FUNDS, INC.
                               GE LIFESTYLE FUNDS
                                  ELFUN TRUSTS
                               ELFUN INCOME FUND
                             ELFUN DIVERSIFIED FUND
                            ELFUN MONEY MARKET FUND
                          ELFUN TAX-EXEMPT INCOME FUND
                        ELFUN INTERNATIONAL EQUITY FUND
                        GENERAL ELECTRIC S&S INCOME FUND
                    GENERAL ELECTRIC S&S PROGRAM MUTUAL FUND

I. NEED FOR POLICY

GE Asset Management (GEAM) is committed to ensuring compliance with all laws and the General Electric Company (GE or the Company) code of conduct known as "The Spirit & The Letter," which includes the Insider Trading and Stock Tipping Policy. In addition, as a registered investment adviser, GEAM and its employees have additional ethical and legal obligations, which must be fulfilled in order to maintain the confidence and trust of our clients and to protect the assets entrusted to us.

This Policy applies to all GEAM employees and any consultants or contractors working for GEAM, who are notified that this Policy applies to them. All further references to "employee(s)" are deemed to include covered consultants or contractors.

Central to this Policy is the requirement that all employees must comply fully with applicable federal securities laws, including the laws prohibiting insider trading and tipping. The principal objectives of this Policy are (i) to provide guidelines and procedures consistent with applicable laws and regulation, including Section 204A of the Investment Advisers Act of 1940 (and Rule 204A-1 thereunder), Rule 17j-1 under the Investment Company Act of 1940 and Markets in Financial Instruments Directive ("MIFID") conduct of Business Standards ("COBS") rule 11 Dealing and Managing and (ii) to ensure that employees' personal trading activities are conducted in a manner consistent with applicable laws and regulations and the general principles set forth in this Policy. This Policy is designed to avoid even the appearance of impropriety, but is not, however, intended to set legal standards or to result

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                  GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

in the imposition of criminal liability, or civil liability to third parties, that would not otherwise exist in the absence of the Policy.

II. PENALTIES FOR VIOLATION

Disciplinary action, up to and including discharge, may be taken against employees who violate this policy. Violation of the laws prohibiting insider trading and tipping could both damage GEAM's reputation and subject the Company, as a "controlling person" under applicable securities laws, to significant civil liability and fines. Additionally, employees violating the laws could face individual criminal penalties.

III. INSIDER TRADING AND TIPPING

It is the policy of GEAM that employees:

Must not buy, sell or recommend or suggest that anyone else buy, sell, or retain, the securities of any company (including GE) while in possession of inside information (see definition in Section VII below) regarding such company. This prohibition on insider trading applies not only to your personal transactions and those transactions in accounts in which you have a beneficial interest and a substantial ability to influence, but also bars trading for GEAM client accounts and any other accounts over which you have discretion or control, when you are in possession of insider information.

      - Must not disclose inside information to anyone, inside or outside GEAM (including family members), except to those who have a need to know such information in order for GEAM to carry on its business properly and effectively. Also, any permitted disclosure may only be made after consultation with the GEAM Legal Department as described below under circumstances, which make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient.

      - If an employee believes that they have come into possession of inside information, it is recommended that they promptly discuss this information with the Compliance Department (which shall consult with the GEAM Legal Department) or directly with GEAM's General Counsel or other available member of the GEAM Legal Department. It will be the responsibility of the Legal Department to safeguard the confidentiality of this information and determine any appropriate action, such as restricting trading in affected securities, which needs to be taken.

IV. CONFIDENTIAL INFORMATION

It is the policy of GEAM that employees:

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

      - Must use GEAM's confidential information solely for legitimate Company purposes and must not improperly disclose such information.

      - Must treat orders placed with the Trading Room with the highest degree of confidentiality. Such orders must not be discussed with anyone until they have been filled.

      - Must understand that all information received by them as a result of their employment with GEAM is received in trust for GEAM's clients. Subject to the restriction on insider trading and tipping (see
            Section III above), and any requirements to keep such information confidential, it is the obligation of the employee to make such information known to other analysts and portfolio managers whose accounts might be interested in such information and not to misappropriate such information for the employee's own financial benefit.

      - Must use and protect all confidential information received from others strictly in accordance with the terms of the express or implied agreement or understanding under which the information was received and with at least the same degree of care that would be applied to comparable GEAM confidential information.

V. FIDUCIARY DUTY

It is the policy of GEAM that employees:

      - Must understand that GEAM and its employees serve as fiduciaries to their clients and to the shareholders of mutual funds managed by GEAM. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity.

      - Must understand and ensure that, consistent with this fiduciary relationship, the interests of clients and shareholders of mutual funds managed by GEAM are placed ahead of any personal interest.

VI. REQUIREMENTS FOR EMPLOYEES' SECURITIES TRANSACTIONS

GEAM employees are permitted to invest for their own account, provided that such investment activity must always comply with applicable laws and regulations, and must be carried out in a manner consistent with GEAM's policy. In addition, personal securities transactions must avoid even the appearance of a conflict of interest. The procedures and guidelines which follow set forth reporting obligations and additional rules of conduct which must be adhered to by GEAM's employees working in GEAM's office facilities and any other persons who may be determined by the management of GEAM to have potential access to

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

current portfolio trading information (e.g. covered consultants or contractors as referred to above).

PRE-CLEARANCE AND REPORTING OF PERSONAL SECURITIES TRANSACTIONS AND OTHER RULES UNDER THIS POLICY DO NOT RELIEVE EMPLOYEES FROM RESPONSIBILITY FOR COMPLIANCE WITH THE PROSCRIPTIONS AGAINST INSIDER TRADING AND TIPPING SET FORTH ABOVE (SECTION III).

All requirements of this policy pertain to each employee's transactions AND transactions of Associated Accounts (Section V(B) and Section VII).

VI. (A) CENTRALIZED BROKER/REPORTING REQUIREMENT

      1. All employees within the United States are required to use a centralized broker designated by GEAM for general securities transactions. This requirement also applies to Associated Accounts. An employee may request an exemption from this rule from the Compliance Department if special circumstances exist. All employees must authorize their broker to provide duplicate confirmations and quarterly statements to the Compliance Officer whether the account is being held at the centralized broker or another firm under an exemption.

      2. All employees located outside the United States are permitted to use any registered broker for personal securities transactions. All employees must authorize their broker to provide duplicate confirmations and quarterly statements to the Compliance Officer. This requirement also applies to Associated Accounts.

      3. New employees are required to disclose account holdings information within 10 days of their employment commencement date. If an employee's account requires a transfer to a centralized broker, the transfer must be initiated within 10 days of the employment commencement date. Compliance should be notified of transfer status. The account information must be current as of a date not more than 45 days prior to the employment commencement date.

            Employees are required to:

                  - disclose all of the holdings in securities accounts over which they have direct or indirect influence or control (including holdings in any Associated Accounts) other than "Exempt Securities", which include direct obligations of the U.S. Government, money market instruments such as bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements), and shares of unaffiliated open-end mutual funds. Although Exempt Securities do not require reporting,

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

        Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

                        the Account within which they are being held does need to be reported if it is classified as a Brokerage Account.

                  - disclose all of the holdings in AFFILIATED open-end mutual funds accounts. The current list of AFFILIATED open-end mutual funds is contained in the Summary Guidelines and Checklist appearing at the end of these Policies and Procedures. All other open-end mutual funds are considered to be UNAFFILIATED funds. Affiliated open-end mutual fund holdings are NOT Exempt Securities, and must be reported.

            Additionally, Employees understand and acknowledge that the Compliance Department has direct access to the account records maintained by the transfer agent of the affiliated open-end mutual funds that are sponsored and managed by GEAM (see the list of funds under the heading "GE Sponsored Mutual Funds" in the Summary Guidelines and Checklist appearing at the end of these Policies and Procedures). For all other affiliated open-end mutual fund holdings (see the list under the heading "Other Affiliated Funds" in the Summary Guidelines and Checklist), employees must authorize the fund or its distributor or transfer agent to provide duplicate confirmations and monthly statements to the Compliance Officer. THIS IS A CONTINUING OBLIGATION FOR ALL EMPLOYEES ANY TIME NEW ACCOUNTS ARE ESTABLISHED OR CLOSED. YOU MUST KEEP YOUR ACCOUNT REPORTING UP TO DATE.

      4. Duplicate confirmations and quarterly statements are required for all accounts, even exempt accounts, and are to be mailed directly to the Compliance Officer by the broker whenever possible. If a broker is not willing or able to provide statements directly to the Compliance Officer, it is the responsibility of the employee to ensure Compliance receives duplicate copies of all confirmations and quarterly statements.

      5. Duplicate confirmations and quarterly statements are required for all accounts disclosed by the employee including exempt accounts. Employees understand and acknowledge that the Compliance Department has direct access to the account records of GE S&SP and the GE Stock DRIP program.

      6. Within 45 days of each calendar year end, all employees must re-acknowledge, in writing (or electronically), their receipt of and compliance with these Policies and Procedures. As part of this re-acknowledgement, employees confirm to the best of their knowledge that the accounts disclosed to the Compliance Officer (or available for inspection by the Compliance Officer from the records maintained with respect to the GE Sponsored Mutual Funds, GE S&SP and the GE Stock DRIP Program) constitutes all of the accounts and holdings over which they had direct or indirect influence or control as required by this policy. If unable to confirm due to the recent

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                  GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

      establishment of an account and holding, an employee must identify all such other accounts and holdings (excluding Exempt Securities) at this time.

VI. (B) TRADING AND PRE-CLEARANCE REQUIREMENTS
(SUMMARY GUIDELINES AND CHECKLIST APPEARS AT END OF THESE POLICIES AND
PROCEDURES)

      1. All employees must receive pre-clearance from the CTI iTrade system PRIOR to engaging in a transaction involving any publicly traded security (or any options or futures relating to such a security). Pre-clearance must be obtained by receiving an approval from the system. If clearance approval is not given, the employee must NOT proceed with the transaction. The fact that clearance is denied should be considered confidential information and must not be disclosed.

      2. All transactions for the employee, his/her spouse, minor child, other household members, accounts subject to your discretion and control (e.g. custodial and trust accounts), other accounts in which you have a beneficial interest and ability to influence transactions (e.g. joint accounts, co-trustee accounts, partnerships, investment clubs, associated accounts) must be pre-cleared in accordance with this policy.

      3. All GEAM Employees are prohibited from investing in non-public securities without the proper approval of the EVP of Private Placements. (Requests for this approval should be submitted to the Compliance Department for processing with the EVP of Private Placements.) Private Placement employees must receive pre-clearance from the EVP of Private Placements IMMEDIATELY PRIOR to engaging in any transaction in a PUBLICLY TRADED SECURITY in GEAM's Private Placements Portfolio or a security being considered as an addition to the Private Placement Portfolio, IN ADDITION TO PRE-CLEARANCE from the CTI iTrade system.

      4. Employees must provide the ticker, security name, quantity, price and type of order (market, limit, buy/sell) to the on-line pre-clearance system. Clearance will not be granted if there is a pending buy or sell order for a managed account.

      5. Transactions not effected the day clearance is granted must be re-cleared. Clearance expires the same day that it is granted. For offshore locations with significant Time Zone differences, such as India, Pre-Clearance will expire 24 hours after received.

      6. Clearance granted for exercise of GE issued Stock Options expires at the close of business on the last business day of that calendar week.

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

      7. Employees are generally prohibited from participation in initial public offerings (IPOs). Any purchases of new issues are allowed only in the secondary markets.

      8. Any employee directly participating in the decision or recommendation to buy, sell, or retain a particular security must disclose to the appropriate Executive Vice President any direct or indirect personal ownership of the security or any affiliation (including any directorships) with the issue that is the subject of the decision or recommendation.

      9. No analyst or portfolio manager may buy or sell a security for his/her own account within 7 calendar days before or after all transactions for his/her assigned accounts have been completed for that security. The client's interests must always take precedence even if it requires the employee to delay taking action and suffer financial loss.

      10. Portfolio managers are required to notify their managers in advance of any personal transactions in excess of $25,000 (or foreign currency equivalent) in any registered investment company or investment trust over which they have discretionary trading authority. Managers will maintain a written record of such notification.

      11. Particular attention should be paid to transactions in thinly traded issues where even small transactions for an employee's account might affect the market. A similar concern attaches to trading in derivative securities (options, futures, convertible bonds, etc.) where only a small movement in a security's price may be significant due to leverage.

      12. In order to avoid the appearance of opportunistic trading in front of transactions for GEAM accounts, employees must be prepared to hold investments for at least 60 calendar days. Employees shall not profit from the purchase and sale of the same (or equivalent) securities within 60 calendar days.

      13. In the case of affiliated open-end mutual funds (for a current listing of such funds, see the Summary Guidelines and Checklist appearing at the end of these Policies and Procedures), employees shall not sell shares of any such fund within 60 days of any purchase of such fund, irrespective of whether the sale would result in a profit or loss. This 60-day requirement for affiliated funds does not apply with respect to purchases and sales of shares of any affiliated money market fund or with respect to purchases and sales of shares of any other affiliated open-end fund, within a 60-day period, resulting from any automatic investment plan transactions.

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

        Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

      14. No employee may solicit or accept any offer made by any person if as a result the employee would be able to purchase or sell any security at a price or under conditions more favorable than those offered to GEAM's clients.

      15. Employees are prohibited from selling any security short, except that short sales may be made "against the box" (the individual already owns the stock) for tax or hedging purposes WITH THE APPROVAL OF THE APPROPRIATE EXECUTIVE VICE PRESIDENT OR THE COMPLIANCE DEPARTMENT.

      16. Although GEAM employees may conduct trading for their own account within the limits of the policy, trading during working hours should be limited. Extensive trading that my affect on-the-job performance may be considered a violation of this policy and GEAM reserves the right to restrict trading in such circumstances. In addition, GEAM reserves the right to prohibit employees from trading in certain securities or markets.

      17. Written approval of both the Chief Compliance Officer and the General Counsel of GEAM must be obtained before any reasonable exception to the foregoing requirements can be effective.

VI. (C) TRANSACTIONS EXEMPT FROM PRE-CLEARANCE (THOUGH MAY STILL REQUIRE DISCLOSURE, SEE SECTION V(A)2 ABOVE)

The following transactions are not subject to the pre-clearance procedures:

      -     All affiliated and unaffiliated open-end mutual fund shares

      -     Direct Obligations of the U.S. Government

      -     GE Interest Plus

      -     Money Market Instruments such as CD's and Commercial Paper

      -     Dividend Re-Investment Programs

      -     "Blind" Managed Accounts

      -     GE S&S Program Transactions [401(k) Plan]:

                  -     Contributions: Payroll deductions

                  -     Changes in contribution percentages

                  -     Changes in investment vehicle direction or percentages

                  -     Investment vehicle switches (transfers)

                  -     All Loan Activity

                  -     All Withdrawals

VII. RESPONSIBILITY

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                  GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

      1. All employees must strictly observe the provisions of this Policy. An employee's actions with respect to matters governed by this Policy are significant indications of the individual's judgment, ethics, and competence.

      2. Any actions in violation of this Policy will constitute an important element in the evaluation of the employee for retention, assignment, and promotion.

      3. Violations of this Policy will be grounds for appropriate disciplinary action. Disciplinary action may include disgorging of profits, liquidation of holdings, suspension of trading privileges, and discharge.

      4. Compliance will conduct regular reconciliations of pre-clearance approvals and trade confirmations, to confirm adherence with this policy. A record of all violations of this policy shall be maintained within the Compliance Department.

      5. All Managers are required to take appropriate measures to ensure that their employees understand and comply with this Policy. Managers shall maintain educational programs, with the assistance of the Legal and Compliance Departments, to familiarize employees with laws and regulations governing insider trading or tipping, and the terms of the policy statement.

      6. All employees shall acknowledge in writing (or electronically), when first assigned to GEAM and annually thereafter, their receipt of this Policy, as revised, and their commitment to comply with this Policy.

      7. The Compliance and Legal Departments shall be responsible for the interpretation and enforcement of this Policy. Employees with questions concerning whether conduct is consistent with the mandates of this Policy shall consult with members of the Compliance or Legal Departments prior to engaging in such conduct. Employees who believe any other employee is engaged in conduct prohibited by this Policy, or that any other person or firm representing GEAM is engaged in such conduct, shall promptly report such information to the appropriate level of management, and/or to the Compliance or Legal Departments. The Compliance Department, in consultation with the Legal Department, will promptly investigate the matter and take timely and appropriate action.

      8. Upon request, employees shall submit copies of brokerage account statements, confirmations, and other related materials with respect to their personal and associated accounts to be used to audit compliance with these reporting and clearance procedures and with the proscriptions against insider trading and tipping set forth above.

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

        Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

      9. Compliance shall be responsible for updating these Policies and Procedures, communicating updates to employees, and providing timely and accurate reports to the boards of GEAM and GEAM-managed mutual funds.

      10. Any material amendments to these Policies and Procedures must be presented to the GEAM Board and the GEAM-managed mutual fund boards within six months after adoption of the material change.

VIII. DEFINITIONS

For purposes of this Policy:

      - "INSIDE INFORMATION" means non-public information (i.e. information which is not available to investors generally) that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security (e.g., stock, bond, option) including, for example, nonpublic information relating to a pending merger, acquisition, disposition, joint venture, contract award or termination, major lawsuit or claim, earnings announcement or change in dividend policy, significant product development, or the gain or loss of a significant customer or supplier. It might also include GEAM's pending transactions. Any non-public information may be inside information regardless or whether it is developed internally or obtained from others (e.g., the issuer, current or prospective customers, suppliers or business partners) and whether it relates to GE or any other company or entity. Information is still considered non-public until the market has had a reasonable time after public announcement to assimilate and react to the information.

      - "CONFIDENTIAL INFORMATION" means any non-public information concerning GEAM's activities or developed by GEAM or received by GEAM under an express or implied agreement or understanding that the information will be treated in confidence or used only for a limited purpose, regardless of whether or not it would be considered to be important by investors. Examples of confidential information include stocks recommended for purchase or sale for client accounts, holdings information, details of financial transactions, and identity and terms of customer accounts.

      - "ASSOCIATED ACCOUNT" - The provisions of this Policy apply to transactions in any personal account or "Associated Account". "Associated Account" means securities and futures accounts of the employee's (or consultant's) (i) spouse, (ii) minor children, (iii) other household members (iv) any other accounts subject to an employees' discretion or control (e.g. custodial and trust accounts, etc.), and (v) any other

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

        Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

            accounts in which the employee has a beneficial interest and a substantial ability to influence transactions (e.g. joint accounts, co-trustee accounts, partnerships, investment clubs).

      - "HOUSEHOLD MEMBERS" refers to persons residing at the same address as the employee where the employee has knowledge and influence over the investment decisions of the account holder. If an employee resides at an address with another individual(s) where the employee does not have knowledge and influence over the other person(s) investment decisions, the employee must complete a Residence Disclosure Form describing the relationship, which will be retained by Compliance. The form will exempt the employee from any further reporting requirements for the accounts held by the other person(s).

      - "EXEMPT SECURITY" - Certain securities are excluded from both the reporting and pre-clearance requirements. These include direct obligations of the U.S. Government, money market instruments such as bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements), and shares of unaffiliated open-end mutual funds.

      - "EXEMPT ACCOUNT" refers to an account that is not required to be transferred to GEAM's designated brokers. These accounts do require disclosure, pre-clearance and duplicate confirmations and quarterly statements.

IX. OMBUDSPERSON

To report possible violations of laws, regulations, or Company policies, you may also write to the GE Corporate Ombudsperson at 3135 Easton Turnpike, Fairfield, CT 06431 or call 1-800-227-5003.

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

        Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

                               GE ASSET MANAGEMENT
                           PERSONAL TRADING GUIDELINES
                                     SUMMARY

WHO NEEDS TO COMPLY:

      - All GEAM employees and household members for all accounts over which they have discretion (their own account and accounts they control for others)

WHAT IS COVERED BY POLICY:

      -     All stock, bond, & derivatives transactions

      -     GE Stock, including options

      -     Shares of the following AFFILIATED open-end mutual funds:

            GE SPONSORED MUTUAL FUNDS

            -     Elfun Funds

            -     GE Funds

            -     GE Institutional Funds

            -     GE Investments Funds, Inc.

            -     GE LifeStyle Funds

            -     General Electric S&S Program Mutual Fund

            -     General Electric S&S Income Fund

            OTHER AFFILIATED FUNDS

            -     Diversified Investors Money Market Fund

            -     UBS PACE Large Company Growth Equity Investments Fund

WHAT IS NOT COVERED BY THESE POLICIES AND PROCEDURES:

      -     Any open-end mutual funds not listed above

      - Direct obligations of the U.S. Gov't or other national sovereign debt of the jurisdiction in which the employee resides

      -     Money market instruments such as CD's and commercial paper

REQUIREMENTS:

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

      -     Do not trade on "inside" information

      -     Pre-clear all transactions

      -     Use Centralized Brokers for accounts within the United States

      -     No IPOs

      -     May not sell a security at a profit within 60 days

      - May not sell shares of any affiliated open-end mutual fund listed above within 60 days of any purchase of such shares (other than automatic transactions and money market fund shares)

WHAT DOES REQUIRE PRE-CLEARANCE:

            -     Equity and Fixed Income Securities

            -     Closed-end Mutual Funds

            -     Exchange Traded Funds (ETF's)

            -     Options/Futures/Derivatives

            -     GE Stock Options

            -     Custodial Accounts

            -     Joint Tenant Accounts

            -     Trusts

            - ALL ACCOUNTS IN WHICH YOU OR A HOUSEHOLD MEMBER HAVE BENEFICIAL INTERESTS HOLDING ANY OF THE ABOVE

WHAT DOES NOT REQUIRE PRE-CLEARANCE:

      -     Shares of any open-end mutual fund

      -     GE Interest Plus

      -     Dividend re-investment programs

      -     "Blind" managed accounts

      - GE Savings & Security (i.e., switching, withdrawal & loans including GE Stock)

SPECIAL REQUIREMENTS FOR:

Portfolio Managers (including analysts)

      - Do not trade a security in your personal portfolio within 7 days before or after any trades in that security for your GEAM portfolio

      - Discuss and document personal transactions over $25,000 with your manager prior to executing in the mutual funds you manage

Private Placement Employees

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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

                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

        Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

      -     Additional pre-clearance required by EVP-Private Placements (Don
            Torey)

PERSONAL TRADING PRE-CLEARANCE CHECKLIST

      - From the Inside GE Asset Management Homepage select "GEAM Applications" (on left), "Compliance", "Personal Trading Pre-Clearance".

            Before using the system for the first time, you will need to be activated by Compliance.

      -     Enter trade details and select "Submit Request".

      -     If pre-clearance is denied, proceed no further.

      - If pre-clearance is granted, print or save a copy of approval screen for future reference.

      -     Execute the trade the same business day.

OTHER POINTS TO REMEMBER

      -     Do not sell a security at a profit within 60 days.

      - Do not sell shares of any affiliated open-end mutual fund listed above within 60 days of any purchase of such shares (other than automatic transactions and money market fund shares)

      - If you are a portfolio manager or analyst, do not trade a security in your personal portfolio within 7 days before or after any trades in that security for your GEAM portfolio.

                          PRIVATE PLACEMENTS PERSONNEL

      -     Call Don Torey (203-326-4060), Mike Pastore (203-326-2312) or a
            member of the Compliance Department (203-921-2020) to request pre-clearance. If pre-clearance is not granted, proceed no further.

      - Pre-clearance will be provided in writing via email. Please retain the email for your records.

      -     Follow regular procedure to pre-clear and complete trade.

      OPEN END MUTUAL FUNDS, GE INTEREST PLUS, DRIP, GE SAVINGS & SECURITY AND "BLIND" MANAGED ACCOUNTS DO NOT REQUIRE PRE-CLEARANCE.

     THE FOREGOING SUMMARY OF THIS POLICY IS FOR REFERENCE AND CONVENIENCE.
        PLEASE REFER TO THE FULL PROVISIONS OF THE POLICY STATEMENT FOR
                              FURTHER EXPLANATION.

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

                   GE ASSET MANAGEMENT POLICIES AND PROCEDURES

       Code of Ethics Requirements, Including Insider Trading Compliance
                       and Employee Security Transactions

                           IF YOU HAVE QUESTIONS, CALL
                         The Compliance Hotline (x 2001)

CONFIRMATION OF COMPLIANCE - BY CLICKING THE CONFIRMATION BUTTON AT THE BOTTOM OF THIS POLICY WHEN IT APPEARS IN ELECTRONIC FORM ON THE ON-LINE COMPLIANCE REPORTING SYSTEM, YOU (1) ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF THIS POLICY, AS REVISED, (2) AGREE TO COMPLY WITH ALL ASPECTS OF THIS POLICY, AS REVISED, AND (3) CONFIRM THAT YOU HAVE COMPLIED WITH ALL ASPECTS OF THIS POLICY, AS PREVIOUSLY IN EFFECT.

 ---- GEAM PROPRIETARY/CONFIDENTIAL - NOT TO BE DUPLICATED OR DISTRIBUTED -----
                        LAST UPDATED: SEPTEMBER 22, 2008

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